                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                           UnionBancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                        [LOGO]
                                  UNIONBANCORP, INC.




                                    March 18, 1997


Dear Fellow Stockholder:

    You are cordially invited to attend UnionBancorp, Inc.'s Annual Meeting of Stockholders at the Pitstick Pavilion, 3307 North Route 23, Ottawa, Illinois, on Friday, April 25, 1997, at 10:00 a.m. At the meeting, I will report to you on the progress of our Company and respond to your comments or questions.
Moreover, several of our management people will be available to talk individually with you about our record of achievement and plans for the future.

    Your Board of Directors has nominated five persons to serve as Class II directors on the Board of Directors. Their names appear in the enclosed proxy material. All five of the nominees are incumbent directors. We recommend that you vote your shares for the nominees.

    We encourage you to attend the meeting in person. Because it is important that your shares be represented at the meeting, please sign and return the enclosed proxy, whether or not you plan to attend the meeting.

    We look forward with pleasure to seeing and visiting with you at the meeting.

                                  With best personal wishes,



                                  R. Scott Grigsby
                                  Chairman of the Board
                                  and President

                                        [LOGO]
                                  UNIONBANCORP, INC.



                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               TO BE HELD APRIL 25, 1997
             ------------------------------------------------------------



TO HOLDERS OF COMMON STOCK:

    The Annual Meeting of Stockholders of UnionBancorp, Inc., a Delaware corporation (the "Company"), will be held at the Pitstick Pavilion, 3307 North Route 23, Ottawa, Illinois, on Friday, April 25, 1997, at 10:00 a.m., local time, for the purpose of considering and voting upon the following matters:

    1.   to elect five (5) Class II directors.

    2. to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    The Board of Directors is not aware of any other business to come before the meeting. Only those stockholders of record as of the close of business on March 11, 1997, shall be entitled to notice of the meeting and to vote at the meeting and any adjournments or postponements thereof.

                             By Order of the Board of Directors


                             R. Scott Grigsby
                             Chairman of the Board and President


Ottawa, Illinois
March 18, 1997

PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IT IS HOPED THAT YOU WILL BE ABLE TO ATTEND THE MEETING, AND IF YOU DO YOU MAY VOTE YOUR STOCK IN PERSON IF YOU WISH. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

                                  UNIONBANCORP, INC.




                                   PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of UnionBancorp, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held at the Pitstick Pavilion, 3307 North Route 23, Ottawa, Illinois, on Friday, April 25, 1997, at 10:00 a.m., local time, or at any adjournments or postponements thereof.

    The Company, a Delaware corporation, is a multi-bank holding company which owns all of the issued and outstanding capital stock of UnionBank, an Illinois bank located in Streator, Illinois, and UnionBank/Sandwich, an Illinois bank located in Sandwich, Illinois. During 1996, the Company acquired all of the issued and outstanding capital stock of Prairie Bancorp, Inc. ("Prairie"), a multi-bank holding company with six bank subsidiaries located in the Illinois communities of Carthage, Hanover, Ladd, Manlius, Tampico and Tiskilwa, and also acquired Country Bancshares, Inc. ("Country"), a one-bank holding company having an Illinois bank subsidiary located in Macomb, Illinois (UnionBank, UnionBank/Sandwich and the bank subsidiaries of Prairie and Country are sometimes collectively referred to as the "Banks").

    The Company also has three non-bank subsidiaries, UnionData Corp. ("UnionData"), which provides data processing services, Union Corporation ("Union Corporation"), which primarily serves as an owner and lessor of banking offices to certain of the Banks, and LaSalle County Collections, Inc. ("LaSalle"), a debt collection agency located in Ottawa, Illinois. The Banks and the three non-bank subsidiaries are collectively referred to as the "Subsidiaries."

    The Proxy Statement and the accompanying Notice of Meeting and proxy are first being mailed to holders of shares of common stock, par value $1.00 per share, (the "Common Stock"), on or about March 18, 1997. The 1996 Annual Report of the Company, including financial statements, is enclosed.

VOTING RIGHTS AND PROXY INFORMATION

    The Board of Directors has fixed the close of business on March 11, 1997, as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting. The transfer books of the Company will not be closed. The Board of Directors hopes that all stockholders can be represented at the annual meeting. Whether or not you expect to be present, please sign and mail your proxy in the enclosed self-addressed, stamped envelope to UnionBancorp, Inc., 122 West Madison Street, Ottawa, Illinois 61350,
Attention: Ms. Debra M. Tombaugh, Vice President/Director of Investor Relations. Stockholders giving proxies retain the right to revoke them at any time before they are voted by written notice of revocation to the Secretary of the Company, and stockholders present at the meeting may revoke their proxy and vote in person.

    On March 11, 1997, the Company had 4,116,001 issued and outstanding shares of Common Stock. For the election of directors and for all other matters to be voted upon at the annual meeting, each share of Common Stock is entitled to one vote. A majority of the outstanding shares of the Common Stock must be present in person or represented by proxy to constitute a quorum for purposes of the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum. Directors will be elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote. In all other matters, the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote on the subject matter shall be required to constitute stockholder approval. Abstentions will be treated as votes against a proposal and broker non-votes will have no effect on the vote.

                                ELECTION OF DIRECTORS

    The Company has a staggered Board of Directors divided into three classes. One class is elected annually to serve for three years. Stockholders will be entitled at the annual meeting to be held on April 25, 1997, to elect five Class II directors for terms of three years or until their successors are elected and qualified. Each of the nominees for election as Class II directors are incumbent directors.

    The proxy provides instructions for voting for all director nominees or for withholding authority to vote for one or more director nominees. Unless instructed to the contrary, the persons acting under the proxy solicited hereby will vote for the nominees listed below. In the event, however, that any nominee shall be unable to serve, which is not now contemplated, the proxy holders reserve the right to vote at the annual meeting for a substitute nominee.

INFORMATION ABOUT DIRECTORS AND NOMINEES

    Set forth below is information concerning the nominees for election and for the other directors whose terms of office will continue after the meeting, including the age, year first elected a director and business experience of each during the previous five years, as of March 11, 1997. Unless otherwise indicated, each person has held the positions shown for at least five years.
The five nominees, if elected at the annual meeting, will serve as Class II directors for three year terms expiring in 2000. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES FOR ALL FIVE NOMINEES.

                                   NOMINEES

NAME                                             POSITION WITH THE COMPANY
(AGE)                       DIRECTOR SINCE       AND PRINCIPAL OCCUPATION
-----                       --------------       -------------------------

CLASS II
(TERM EXPIRES 2000)

L. Paul Broadus                 1986             Director of the Company;
(Age 62)                                         Founder and President, Broadus
                                                 Oil Company

John Michael Daw                1991             Director and Senior
(Age 49)                                         Agriculture Representative
                                                 (since 1996) of the Company;
                                                 President, Farmers Grain
                                                 Service (1969-1996)

Robert J. Doty                  1996             Director of the Company,
(Age 69)                                         Chairman of Prairie (1989-
                                                 1996); Consultant, Farm
                                                 Management

Jimmie D. Lansford              1988             Director and Senior Vice
(Age 57)                                         President, Organizational
                                                 Development and Planning
                                                 (since 1996) of the Company;
                                                 Chief Executive Officer, St.
                                                 Mary's Hospital (1987-1996)

I. J. Reinhardt, Jr.            1991             Director of the Company;
(Age 59)                                         Director and General Manager,
                                                 St. Louis Beverage Company

                                CONTINUING DIRECTORS

NAME                                             POSITION WITH THE COMPANY AND
(AGE)                      DIRECTOR SINCE        PRINCIPAL OCCUPATION
-----                      --------------        -----------------------------

CLASS III
(TERM EXPIRES 1998)

R. Scott Grigsby                1983             Chairman of the Board,
(Age 45)                                         President and Chief Executive
                                                 Officer of the Company

H. Dean Reynolds                1981             Director of the Company; Owner
(Age 68)                                         (1966-1995) and Consultant
                                                 (1996-present), Reynolds-West
                                                 & Associates, Inc.

John A. Shinkle                 1997             Director and Senior Vice
(Age 45)                                         President, Synovus Securities,
                                                 Inc. (1986-present)

Scott C. Sullivan               1996             Director of the Company;
(Age 42)                                         Attorney, Williams &
                                                 McCarthy); Director of Prairie
                                                 (1995-1996)
CLASS I
(TERM EXPIRES 1999)

Richard J. Berry                1985             Director of the Company;
(Age 44)                                         Attorney; Myers, Daugherity,
                                                 Berry, O'Connor & Kuzma, Ltd.

Walter E. Breipohl              1993             Director of the Company; Co-
(Age 43)                                         Owner, Kaszynski/Breipohl
                                                 Realtors/Developers

Lawrence J. McGrogan            1987             Director of the Company;
(Age 59)                                         Owner, Handy Foods, Inc.

John A. Trainor                 1985             Director of the Company;
(Age 66)                                         Owner, Trainor Grain & Supply
                                                 Company, Inc.

    All of the Company's directors will hold office for the terms indicated, or until their respective successors are duly elected and qualified. There are no arrangements or understandings between the Company and any other person pursuant to which any director has been selected, except that Messrs. Doty and Sullivan were appointed to the Board pursuant to the terms of the agreement regarding the acquisition of Prairie. No member of the Board of Directors is related to any other member of the Board of Directors.

BOARD COMMITTEES AND MEETINGS

    Meetings of the Company's Board of Directors are generally held on a monthly basis. The Board of Directors met 11 times during 1996. During 1996, all directors attended at least 75 percent of the meetings of the Board and the committees on which they served. The Board of Directors of the Company has standing executive, audit, compensation and marketing committees.

    The Executive Committee is comprised of Messrs. Broadus (Chair), Berry, Grigsby, McGrogan and Trainor. The Executive Committee meets on an as needed basis and exercises the power of the Board of Directors between Board meetings. This committee met four times in 1996.

    The Audit Committee recommends independent auditors to the Board, reviews the results of the auditors' services, reviews with management and the internal auditor the systems of internal control and internal audit reports and assures that the books and records of the Company are kept in accordance with applicable accounting principles and standards. The members of the Audit Committee are Messrs. Reynolds (Chair), Breiphohl and Reinhardt. Mr. Grigsby serves as an EX OFFICIO member of this committee. During 1996, the Audit Committee met four times.

    The Compensation Committee establishes compensation and benefits for the Chief Executive Officer and reviews and recommends compensation and benefits for the other officers and employees of the Company and the Subsidiaries. The Committee also administers and oversees the Company's stock-based incentive compensation plans. The members of the Compensation Committee are Messrs. McGrogan (Chair), Breiphol and Broadus. Mr. Grigsby also serves as an EX OFFICIO member of this committee. The Compensation Committee met four times in 1996.

    The Marketing Committee develops long term goals and policies with respect to marketing the Company and the Subsidiaries, and reviews strategies and plans developed by the management of the respective entities for consistency with Company policies and objectives. The members of the Marketing Committee are Messrs. Breiphol (Chair), Grigsby and Reinhardt. The Marketing Committee met four times in 1996.

COMPENSATION OF DIRECTORS

    Through October, 1996, each of the Company's directors was paid a fee of $100 for each Board meeting attended and $100 for each committee meeting attended. Beginning in November, 1996, Board meeting fees were increased to $500. Each of the Company's directors also receives an annual grant of options to purchase shares of Common Stock under the Company's Stock Option Plan. Through 1996, such grants have generally been made with an exercise price equal to 75% of the most recently appraised per share fair market value of the Common Stock on the date of grant, and become exercisable in equal portions over five years. For the fiscal year ended December 31, 1996, each director was granted options to purchase between 1,800 and 3,000 shares of Common Stock at a price of $7.25 per share. Beginning in 1997, the Stock Option Plan provides for annual formula grants to each of the Company's directors of options to purchase up to 3,000 shares of Common Stock with an exercise price of 75% of the then current market price of the Common Stock on the date of the grant. Such options also will become exercisable over five years.


            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information with respect to the beneficial ownership of the Corporation's Common Stock at March 11, 1997, by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, by each director or nominee, by each executive officer named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group.

       NAME OF INDIVIDUAL OR               AMOUNT AND NATURE OF        PERCENT
   NUMBER OF INDIVIDUALS IN GROUP      BENEFICIAL OWNERSHIP(1)(2)     OF CLASS
   ------------------------------      --------------------------     --------

5% STOCKHOLDERS
UnionBank/Streator, as Trustee for              450,918(3)              11.0%
the UnionBancorp, Inc. Employee
Stock Ownership Plan ("ESOP")
201 East Main Street
Streator, Illinois  61364

Dennis J. McDonnell                             355,288(4)               8.6%
One Parkview Plaza
Oakbrook Terrace, Illinois  60181


Wayne H. Whalen                                 355,288(4)               8.6%
333 W. Wacker Drive, Suite 2100
Chicago, Illinois  60606


DIRECTORS AND NOMINEES
Richard J. Berry                                 33,714(5)                *
Walter E. Breipohl                               12,914                   *
L. Paul Broadus                                  19,099                   *
John Michael Daw                                 18,990                   *
Robert Doty                                       1,000                   *
R. Scott Grigsby                                778,169(6)              18.9%
Jimmie D. Lansford                               15,614                   *
Lawrence J. McGrogan                             22,738(7)                *
I.J. Reinhradt, Jr.                              25,800(8)                *
H. Dean Reynolds                                 26,875(9)                *
John A. Shinkle                                   3,964(10)               *
Scott Sullivan                                    5,000                   *
John A. Trainor                                  21,588(11)               *

OTHER NAMED EXECUTIVE OFFICERS
Charles J. Grako                                 24,826(12)               *
Wayne L. Bismark                                 12,588(13)               *

All directors and executive officers as
a group (15 persons)                          1,075,973(14)             26.0%

-------------------------------
* Indicates less than one percent.


(1) The information contained in this column is based upon information furnished to the Company by the persons named above and the members of the designated group and reflects the three-for-one stock split in the form of a stock dividend which took effect on May 20, 1996. Amounts reported include shares held directly as well as shares which are held in retirement accounts and shares held by certain members of the named individuals' families or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the respective individual may be deemed to have sole or shared voting and/or investment power. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. Inclusion of shares shall not constitute an admission of beneficial ownership or voting and investment power over included shares.

(2) Amounts shown include interests in a general partnership held by Messrs. Berry, Broadus, Breipohl, Grigsby, Daw, Lansford, McGrogan, Shinkle and Trainor which holds an aggregate of 32,400 shares of Common Stock representing 3,564 shares by each director. Mr. Grako also has an interest in the partnership amounting to 324 shares. Voting and investment power
     over shares held in this partnership is shared.   The information also
     includes shares presently obtainable through the exercise of options to purchase shares of Common Stock granted under the Company's Stock Option Plan as follows: Mr. Berry - 2,250 shares; Mr. Breipohl - 2,250 shares; Mr. Broadus - 1,950 shares; Mr. Daw - 2,250 shares; Mr. Grigsby - 6,464 shares; Mr. Lansford - 2,250 shares; Mr. McGrogan - 2,250 shares;
     Mr. Reinhardt - 1,950 shares; Mr. Reynolds - 1,950 shares; Mr. Trainor - 2,250 shares; Mr. Grako - 2,472 shares; and Mr. Bismark - 852 shares. Option holders have the sole power to exercise their respective options and would also be entitled to exercise sole voting and investment power over the shares issued upon the exercise of such options.

(3) All of the shares held by the ESOP are allocated to particular participants' accounts and over which shares the ESOP trustee has shared voting and no investment power over such shares.

(4) As reported to the Securities and Exchange Commission on a Schedule 13D dated October 9, 1996. Pursuant to the terms of an agreement executed by the Company and these individuals in connection with the Company's acquisition of Prairie, the President of the Company has a limited proxy with respect to such shares until August 6, 2000.

(5) Includes 13,800 shares held jointly by Mr. Berry and his spouse, 3,000 shares held individually by Mr. Berry's spouse and 11,100 shares held in trusts for which Mr. Berry is a co-trustee, over all of which shares Mr. Berry has shared voting and investment power.

(6) Includes 710,576 shares over which Mr. Grigsby, as President of the Company, is entitled to exercise a limited proxy pursuant to an agreement entered into between the Company and Messrs. McDonnell and Whalen in connection with the Company's acquisition of Prairie. Also includes 17,853 shares held by Mr. Grigsby jointly with his spouse, over which shares Mr. Grigsby has shared voting and investment power, 205 shares held solely by Mr. Grigsby's spouse, over which shares Mr. Grigsby has no voting or investment power, and 34,807 shares allocated to Mr. Grigsby under the Company's ESOP. Excludes the remaining 418,506 shares held by the ESOP but allocated to other participants' accounts. Mr. Grigsby, as trustee of the ESOP, has shared voting power over such shares.

(7) Includes 11,040 shares held by Mr. McGrogan jointly with his spouse, over which shares Mr. McGrogan has shared voting and investment power, and also includes 1,884 shares owned solely by his spouse, over which shares Mr. McGrogan has no voting or investment power.

(8) Includes 6,000 shares held by Mr. Reinhardt jointly with his spouse and 15,000 shares held in a retirement account, over all of which shares Mr. Reinhardt has shared voting and investment power.

(9) Includes 1,200 shares held by a relative of Mr. Reynolds, over which shares Mr. Reynolds has shared voting and investment power.

(10) Includes 400 shares held by members of Mr. Shinkle's family. Mr. Shinkle has no voting or investment power over 100 of such shares and has shared voting and investment power over the remaining 300 shares.

(11) Includes 1,200 shares held solely by Mr. Trainor's spouse, over which shares Mr. Trainor has no voting or investment power.

(12) Includes 17,730 shares allocated to Mr. Grako under the ESOP.

(13) Includes 2,252 shares allocated to Mr. Bismark under the ESOP.

(14) Includes 710,576 shares over which Mr. Grigsby, as President of the Company, is entitled to exercise a limited proxy pursuant to an agreement entered into between the Company and Messrs. McDonnell and Whalen in connection with the Prairie acquisition.

    Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers, directors and persons who own more than 10% of the Company's Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's review of the copies of such forms, and, if appropriate, representations made to the Company by any such reporting person concerning whether a Form 5 was required to be filed for 1996, the Company is not aware that any of its directors, executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during the period commencing January 1, 1996 through December 31, 1996.

VOTING AGREEMENTS

    Pursuant to the terms of a Standstill Agreement entered into between the Company and Messrs. McDonnell and Whalen, the President of the Company has sole voting power with respect to all 710,566 shares of Common Stock held by such persons in any election of directors of the Company. The proxy will further pertain to any additional shares of Common Stock obtained by either party. The proxy expires on August 6, 2000.


                                EXECUTIVE COMPENSATION

CASH COMPENSATION

    The following table shows the compensation earned for the last three fiscal years by the Chief Executive Officer and those executive officers of the Company (including those employed by the Subsidiaries) whose 1996 salary and bonus exceeded $100,000:



                              SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      LONG TERM
                                                                                                    COMPENSATION
                                                                  ANNUAL COMPENSATION                  AWARDS
                                                         -------------------------------------------------------------
           (a)                                 (b)               (c)                (d)                  (g)                (i)
                                                                                                      SECURITIES         ALL OTHER
NAME AND                                                                                              UNDERLYING       COMPENSATION
PRINCIPAL POSITION                            YEAR            SALARY($)           BONUS($)        OPTIONS/SARS (#)(1)       ($)(2)
-----------------------------------------------------------------------------------------------------------------------------------
R. Scott Grigsby                              1996            $149,100            $32,000               5,550             $15,597
Chairman of the Board,                        1995             142,000             12,800               3,036              21,832
President and Chief Executive Officer         1994             127,952             23,725               6,900              24,855
-----------------------------------------------------------------------------------------------------------------------------------

Charles J. Grako                              1996            $ 99,225            $11,000               2,100             $17,439
Executive Vice President and                  1995              94,500              7,675               1,080              14,929
Chief Financial Officer                       1994              71,459              9,000               2,700              13,810
-----------------------------------------------------------------------------------------------------------------------------------

Wayne L. Bismark                              1996            $ 99,225            $11,000               2,100             $ 9,525
Executive Vice President and                  1995              94,500              7,675               1,080              12,895
Chief Credit Officer                          1994              75,000              7,500                  --                  --
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------


-------------
(1) Options vest at a rate of 20% per year on or about each anniversary of the date of grant.

(2) Amounts represent the dollar value of allocations under the Company's ESOP for Messrs. Grigsby and Grako and, with respect to Messrs. Grako and Bismark, fees for services provided to the Company's Board of Directors and directors' fees for serving on the Boards of various Subsidiaries of $6,075 and $9,525, respectively. Such amounts also include payments of $2,901 and $2,034 for premiums for split dollar life insurance policies for Messrs. Grigsby and Grako, respectively, for each year.

STOCK OPTION INFORMATION

    The following table sets forth certain information concerning the number and value of stock options granted in the last fiscal year to the individuals named above in the Summary Compensation Table:

                                                         OPTION GRANTS IN LAST FISCAL YEAR

-----------------------------------------------------------------------------------------------------------------------------------

                                                                 INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        POTENTIAL REALIZABLE VALUE
                                                                                                        AT ASSUMED ANNUAL RATES OF
                                                                                                         STOCK PRICE APPRECIATION
                                                                                                             FOR OPTION TERM
-----------------------------------------------------------------------------------------------------------------------------------
        (a)                       (b)              (c)                  (d)                 (e)             (f)            (g)
                                                % OF TOTAL
                                OPTIONS      OPTIONS GRANTED
                                GRANTED      TO EMPLOYEES IN   EXERCISE OR BASE PRICE    EXPIRATION
NAME                            (#)(1)         FISCAL YEAR             ($/Sh)                DATE          5%($)          10%($)
-----------------------------------------------------------------------------------------------------------------------------------
R. Scott Grigsby                 3,000             24%                  $9.66              02/23/06       $18,225        $46,185
                                 2,550             19%                  $7.25              02/23/06        11,625         29,464
-----------------------------------------------------------------------------------------------------------------------------------
Charles J. Graco                 2,100             17%                  $9.66              02/23/06       $12,758        $32,330
-----------------------------------------------------------------------------------------------------------------------------------
Wayne L. Bismark                 2,100             17%                  $9.66              02/23/06       $12,758        $32,330
-----------------------------------------------------------------------------------------------------------------------------------


(1) Options vest at a rate of 20% per year on or about each anniversary of the date of grant.

(2) Represents non-qualified options granted for service on the Board of Directors.

    The following table sets forth certain information concerning the exercisable and nonexercisable stock options at December 31, 1996 held by the individuals named in the Summary Compensation Table:


              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
                                   OPTION VALUES

------------------------------------------------------------------------------------------------------------------------------
                          SHARES                             NUMBER OF SECURITIES
                         ACQUIRED                           UNDERLYING UNEXERCISED               VALUE OF UNEXERCISABLE IN-
                            ON           VALUE                OPTIONS AT FY-END                      THE- MONEY OPTIONS
       NAME             EXERCISED       REALIZED                    (#)(d)                            AT FY-END ($)(e)
      (#)(a)             (#)(b)          ($)(c)        EXERCISABLE          UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------------------
R. Scott Gingsby           --             $--             6,464               9,022             $55,796             $61,933
------------------------------------------------------------------------------------------------------------------------------
Charles J. Grako           --              --             2,472               3,408             $17,253             $20,499
------------------------------------------------------------------------------------------------------------------------------
Wayne L. Bismark           --              --               852               2,328              $4,698             $12,129
------------------------------------------------------------------------------------------------------------------------------

EMPLOYMENT AGREEMENTS

    The Company and certain of the Subsidiaries have entered into three-year employment agreements with Messrs. Grigsby, Bismark and Grako. Unless earlier terminated by the Company (or the Subsidiary, if applicable) or the respective employee, the employment term under each agreement extends for an additional year on each anniversary of the agreement. Each agreement specifies a minimum annual salary for the initial year of the agreement and provides for an automatic minimum four percent annual increase for each subsequent year. Each agreement also provides that the respective employee is entitled to participate in any executive bonus plan and other incentive compensation or benefit plan established by the Company or the applicable Subsidiary.

    Each agreement is terminable by the employee upon thirty days' prior written notice and automatically terminates upon the death or disability of the employee. The Company may terminate each agreement at any time for "cause" without incurring any additional obligations. Each agreement provides severance benefits in the event the employee is terminated without cause or "constructively discharged," as defined in each agreement. The severance benefits are equal to the salary and benefits the terminated employee would have received through the end of the normal term of the agreement. If any of the employment agreements are terminated in connection with a "change in control," as defined in each agreement, the employee is entitled to receive severance compensation equal to three times his annual salary and other compensation at the rates then in effect at the time of termination. The terminated employee in such case will also be entitled to continuation of participation in other benefit plans for the remaining term of his agreement. In addition, each officer would be entitled to receive other benefits for such periods. The employment agreements also require the Company to provide each employee with indemnification insurance and indemnification for any expenses arising out of each person's employment with the Company or the applicable Subsidiary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1996, the members of the Compensation Committee were Messrs. McGrogan, Breiphol and Broadus. None of these individuals was an officer or employee of the Company or any of the Subsidiaries during 1996, and none of these individuals is a former officer or employee of the Company or any of the Subsidiaries.


    THE INCORPORATION BY REFERENCE OF THIS PROXY STATEMENT INTO ANY DOCUMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE COMPANY SHALL NOT BE DEEMED TO INCLUDE THE FOLLOWING REPORT UNLESS SUCH REPORT IS SPECIFICALLY STATED TO BE INCORPORATED BY REFERENCE INTO SUCH DOCUMENT.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors of the Company is composed of three outside directors and is responsible for recommendations to the Board of Directors of the Company for compensation of executive officers of the Subsidiaries and the Company. In determining compensation, the following factors are generally taken into consideration:

    1. The performance of the executive officers in achieving the short and long term goals of the Company.

    2. Payment of compensation commensurate with the ability and expertise of the executive officers.

    3. Attempt to structure compensation packages so that they are competitive with similar companies.

The committee considers the foregoing factors, as well as others, in determining compensation. There is no assigned weight given to any of these factors.

    Additionally, the Compensation Committee considers various benefits, such as the ESOP and the Stock Option Plan, together with perquisites in determining compensation. The committee believes that the benefits provided through the stock based plans more closely tie the compensation of the officers to the interests of the stockholders and provide significant additional performance incentives for the officers which directly benefit the stockholders through an increase in the stock value.

    Annually, the Compensation Committee evaluates four primary areas of performance in determining Mr. Grigsby's level of compensation. These areas are: long-range strategic planning and implementation; Company financial performance; Company compliance with regulatory requirements and relations with regulatory agencies; and effectiveness of managing relationships with stockholders and the Board of Directors. When evaluating the financial performance of the Company, the committee considers profitability, asset growth and risk management. The primary evaluation criteria are considered to be essential to the long-term viability of the Company and are given equal weight in the evaluation. Finally, the committee reviews compensation packages of peer institutions, as well as compensation surveys provided by independent third parties, to ensure that Mr. Grigsby's compensation is competitive and commensurate with his level of performance.

    The 1996 compensation of Mr. Grigsby was based upon the factors described above and his substantial experience and length of service with the organization. During 1996, Mr. Grigsby successfully headed the Company's acquisition program, which included planning and analysis, contacting a number of financial institutions and investment bankers, acquiring Prairie, Country and LaSalle and initiating the consolidation of the operations of the Banks. The Compensation Committee also considered the continuing additional duties required in completing the Company's initial public offering and becoming a publicly traded institution. Mr. Grigsby serves on the Compensation Committee EX OFFICIO, but did not participate in any decisions pertaining to his compensation.

    Members of the Compensation Committee are Messrs. McGrogan (Chair), Breipohl and Broadus.

    THE INCORPORATION BY REFERENCE OF THIS PROXY STATEMENT INTO ANY DOCUMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE COMPANY SHALL NOT BE DEEMED TO INCLUDE THE FOLLOWING PERFORMANCE GRAPH AND RELATED INFORMATION UNLESS SUCH GRAPH AND RELATED INFORMATION ARE SPECIFICALLY STATED TO BE INCORPORATED BY REFERENCE INTO SUCH DOCUMENT.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

    The following graph shows a comparison of cumulative total returns for the Company, the Nasdaq Stock Market (US Companies) and an index of Nasdaq Bank Stocks for the period commencing January 10, 1996, the date the Company's shares were first quoted on the OTC Bulletin Board. The Common Stock of the Company was first listed for quotation on the Nasdaq Stock Market on October 1, 1996, and prior to such date was quoted on the OTC Bulletin Board. The graph was prepared at the Company's request by Research Holdings Limited, San Francisco, California.

                        COMPARISON OF CUMULATIVE TOTAL RETURN*
                     (ASSUMES $100 INVESTED ON JANUARY 10, 1996)





                                       [GRAPH]





 *TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS

-------------------------------------------------------------------------------
                            Cumulative Total Return
-------------------------------------------------------------------------------
                                   1/10/96                 12/31/96
-------------------------------------------------------------------------------
UnionBancorp Inc.                   $100                     $147
Nasdaq Stock Market - US            $100                     $131
Nasdaq Bank Index                   $100                     $135
-------------------------------------------------------------------------------

                             TRANSACTIONS WITH MANAGEMENT

    Certain directors and executive officers of the Company (including their affiliates, families and companies in which they are principal owners, officers or directors) were loan customers of, and had other transactions with, the Company and the Subsidiaries in the ordinary course of business. Such loans and lines of credit were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. During 1996, the Company and the Subsidiaries paid approximately $86,200 to the law firm of Myers, Daugherity, Berry, O'Connor & Kuzma, Ltd. for legal services. Richard J. Berry, a director of the Company, is a principal of that firm. Additionally, the Company paid premiums of approximately $75,700 in 1996 to American Bankers Professional Fidelity Insurance Company, Ltd. ("ABFIC") for a Blanket Bond Insurance Policy. R. Scott Grigsby, the Company's Chairman and President, is a director of ABFIC. Management believes such legal services and insurance were obtained on terms no less favorable than would have been obtained from unaffiliated third-parties.

                    STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    For inclusion in the Company's Proxy Statement and form of proxy relating to the 1998 Annual Meeting of Stockholders, stockholder proposals must be received by the Company on or before November 18, 1997. In order to be presented at such meeting, notice of the proposal must be received by the Company on or before November 18, 1997, and must otherwise comply with the Company's bylaws.

                                    OTHER MATTERS

    Management does not intend to present any other business at the meeting and knows of no other matters which will be presented. However, if any other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on those matters.

    Your proxy is solicited by the Board of Directors and the cost of solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mails, officers, directors and regular employees of the Company or the Subsidiaries, acting on the Company's behalf, may solicit proxies by telephone, telegraph or personal interview. The Company will, at its expense, upon the receipt of a request from brokers and other custodians, nominees and fiduciaries, forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

                              FAILURE TO INDICATE CHOICE

    If any stockholder fails to indicate a choice with respect to any of the proposals on the proxy included herewith, the shares of such stockholder shall be voted FOR the nominees listed under proposal 1.

                                       By Order of the Board of Directors



                                       R. Scott Grigsby
                                       Chairman of the Board and President


Ottawa, Illinois
March 18, 1997



                          ALL STOCKHOLDERS ARE URGED TO SIGN
                           AND MAIL THEIR PROXIES PROMPTLY

PROXY                                                                     PROXY
                              UNIONBANCORP, INC.
                 Proxy is Solicited By the Board of Directors
           For the Annual Meeting of Stockholders -- April 25, 1997

     The undersigned hereby appoints John Michael Daw and R. Scott Grigsby, or either of them acting in the absence of the others, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if then personally present at the Annual Meeting of the Stockholders of UnionBancorp, Inc., to be held at the Pitstick Pavilion, Route 23 North, Ottawa, Illinois, on Friday, April 25, 1997, at 10:00 a.m., local time, or any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged) as designated on the reverse side, and in their discretion, the proxies are authorized to vote upon such other business as may come before the meeting:

/ / Check here for address change.     / / Check here if you plan to attend the
                                             meeting.

    New Address:_______________________
    ___________________________________
    ___________________________________


                 (Continued and to be signed on reverse side.)

                              UNIONBANCORP, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY /X/



                                               FOR     WITHHOLD    FOR ALL
                                               ALL       ALL       EXCEPT
1. Election of Directors:                      / /       / /        / /
   L. Paul Broadus, John Michael Daw,
   Robert J. Doty, Jimmie D. Lansford          ___________________________
   and I.J. Reinhardt, Jr.

The Board of Directors recommends a vote FOR all nominees.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATION MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES.

Note: Please sign exactly as your name(s) appears. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

Dated:___________________________________, 1997

Signature(s)__________________________________
            __________________________________


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